EXHIBIT 99.1

COSINE COMMUNICATIONS, INC. ANNOUNCES FINANCIAL RESULTS
FOR THE QUARTER ENDED MARCH 31, 2010

LOS GATOS, Calif., May 11 /PRNewswire-FirstCall/ -- CoSine Communications, Inc. (Pink Sheets:COSN.pk - News) today announced net loss of $199,000 or $(0.02) loss per share for the quarter ended March 31, 2010 as compared to net loss of $155,000 or $(0.02) per share for the quarter ended March 31, 2009.

CoSine also announced the expansion of its strategic plan to include investing its resources with the potential for capital gains.  CoSine's expanded strategic plan is to redeploy its existing resources to identify and acquire, or invest in, one or more operating businesses with the potential for generating taxable income and/or capital gains.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier.  As of December 31, 2006, CoSine had ceased all its product and customer service related operations. CoSine’s strategic plan is to redeploy its existing resources to identify and acquire, or invest in, one or more operating businesses with the potential for generating taxable income and/or capital gains. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards (“NOLs”).  As of this date, no candidates have been identified, and no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions.  A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three months ended
	March 31,
	2010	2009

Revenue:	$-	$-

Operating expenses:
General and administrative	202	225
Total operating expenses	202	225

Loss from operations	(202)	(225)

Interest and other income	4	71

Loss before income tax provision	(198)	(154)

Income tax provision	(1)	(1)

Net Loss	$(199)	$(155)

Basic net loss per share	$(0.02)	$(0.02)
Diluted net loss per share	$(0.02)	$(0.02)
Shares used in computing basic and diluted net loss per share
Basic	10,091	10,091
Diluted	10,091	10,091

CoSine Communications, Inc.
CONDENSED BALANCE SHEETS
(in thousands)
	March 31, 2010 (Unaudited)	December 31, 2009 (1)

ASSETS
Current assets:
Cash and cash equivalents	$22,340	$22,564
Other receivables	1	2
Prepaid expenses and other current assets	38	28
Total current assets	22,379	22,594
Long-term deposits	3	3
Total assets	$22,382	$22,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$197	$172
Other accrued liabilities	17	60
Total liabilities	214	232

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,090	539,088
Accumulated deficit	(516,923)	(516,724)
Total stockholders' equity	22,168	22,365
Total liabilities and stockholders' equity	$22,382	$22,597

(1) Amounts are derived from the December 31, 2009 audited financial statements.